Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Announces Jeff Rodino Promotion to
Chief Operating Officer

ELKHART, IN – March 4, 2013 – Patrick Industries, Inc. (NASDAQ: PATK) announced today that Jeffrey M. Rodino, Executive Vice President of Sales and Operations, has been promoted to the position of Chief Operating Officer.

“Jeff has provided exceptional sales and operational leadership during his tenure with Patrick and has been instrumental in embedding the linkage between our business units and our customer base.  Jeff has a solid track record of cultivating deep and valued relationships as well as executing on our organizational strategic agenda as we strive to provide the highest quality products and services to our customers and further drive shareholder value,” said Todd Cleveland, President and Chief Executive Officer.

“The dedication and support of the Patrick team members over the past several years has been truly inspiring, and I’m both excited and honored to be a part of this exceptional organization as we continue on our path to be the market leader in the innovative products and services we bring to our customers in all of the markets that we serve,” said Mr. Rodino.

Prior to assuming the position of Executive Vice President of Sales and Operations in December 2011, Mr. Rodino, age 42, served as Vice President of Sales for Patrick’s Midwest division since August 2009.  Mr. Rodino also served in a variety of top-level sales and marketing roles after joining Patrick in 2007 and has over 19 years of experience in serving the recreational vehicle, manufacturing housing and industrial markets in various capacities.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 11 states.  Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, wrapped profile mouldings, slide out trim and fascia, cabinet doors and components, hardwood furniture, interior passage doors, exterior graphics, and slotwall panels and components.  The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of recent acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants.  In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes.  The Company does not undertake to update forward-looking statements, except as required by law.  Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

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Contact:
Julie Ann Kotowski
Patrick Industries, Inc.
574-294-7511 / kotowskj@patrickind.com